UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2008

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32469 (Commission File Number)	22-3727603 (IRS Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.
On February 21, 2008, The Princeton Review, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Alta Colleges, Inc., a Delaware corporation (“Parent”), Test Services, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent (“TSI”), and TPR/TSI Merger Company, Inc., a Colorado corporation and a wholly owned subsidiary of the Company (“TPR Merger Sub”). The Merger Agreement provides that upon the terms and subject to the conditions set forth in the Merger Agreement, TPR Merger Sub will merge with and into TSI, with TSI continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).
The consideration to be paid at the effective time of the Merger to Parent (the “Closing Consideration”) shall consist of 4,225,000 shares of the common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), and $4,600,000 in cash, of which $2,100,000 shall be paid immediately and $2,500,000 shall be placed in escrow with an escrow agent for certain claims that may arise under the Merger Agreement prior to March 31, 2009. In addition, no later than April 13, 2010, the Company shall pay to Parent any per-share Additional Consideration (as defined below and, together with the Closing Consideration, the “Merger Consideration”) Buyer is required to pay to Parent pursuant to the Merger Agreement.
In the event that the aggregate value of the shares of Company Common Stock issued as part of the Closing Consideration, as calculated as of the one year anniversary of the closing date, plus $4,600,000, is less than $36,000,000, the shortfall shall represent the maximum Additional Consideration that the Company would be required to pay to Parent. The final transaction value determination shall be made upon the earliest of (1) the date on which Parent sells the last of the shares of Company Common Stock received as part of the Closing Consideration, (2) the date on which the Company, by merger or otherwise, is sold in a transaction that results in a change in control of the Company as defined in the Merger Agreement, or a sale of all or substantially all of the Company’s assets, and (3) March 31, 2010. At such time, a final evaluation of the value of the shares of Company Common Stock issued as part of the Closing Consideration shall be made, and if the final per share value of such shares, plus $4,600,000 in cash, is less than $36 million, a number of additional shares of Company Common Stock, equal to the shortfall of such value below $36 million, calculated in accordance with the Merger Agreement, shall be issued to Parent. The Company may also elect to pay any Additional Consideration in cash instead of issuing shares of Company Common Stock, except to the extent that such payment would be inconsistent with the treatment of the Merger as a tax-free reorganization, as noted below.
No Merger Consideration will be paid with respect to any options, warrants or similar rights to purchase securities of TSI or Parent. The parties intend that the Merger will be treated as a tax-free reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code of 1986, as amended.
The shares of Company Common Stock to be issued as Merger Consideration will be issued in reliance on the exemption from the federal securities registration requirement provided by section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable rules promulgated thereunder. As contemplated by the Merger Agreement, upon the closing of the Merger, the Company and Parent will enter a Registration Rights Agreement pursuant to which Parent will receive piggy-back registration rights with respect to the shares of Company Common Stock issued as Merger Consideration.
TSI has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to use commercially reasonable efforts to take all actions necessary or advisable to permit the consummation of the Merger, (iv) not to solicit, initiate or encourage or take any other action with the intention of facilitating any inquiries or the making of any proposal relating to alternative business combination transactions, (v) not to participate in any discussions or negotiations regarding any alternative business combination transaction and (vi) to use commercially reasonable efforts to take all actions necessary or advisable to permit the consummation of the Merger. The parties have also made customary representations, warranties and covenants in the Merger Agreement, including a covenant to use commercially reasonable efforts to take all actions necessary or advisable to permit the consummation of the Merger. The Company and Parent have each also agreed to indemnify the other party from and against, among other things, various claims, damages and liabilities that may be incurred as a result of breaches of representations or warranties under the Merger Agreement, subject to limitations as set forth in the Merger Agreement, including a cap on aggregate liability for damages of $9 million.
Consummation of the Merger is subject to certain conditions, including, among others, (i) receipt of necessary governmental consents or approvals, (ii) receipt of necessary third party consents or approvals, (iii) absence of any legal restraint, law or pending or threatened claim, suit, action or proceeding by a governmental entity seeking to restrain, prohibit, enjoin, alter or delay the Merger, (iv) subject to certain exceptions, the accuracy of the representations and warranties made by the Company, by TSI and by Parent, (v) the absence of any material adverse effect on TSI, and (vi) execution by Parent of a non-competition agreement and a transition services agreement at the time of the closing of the Merger.
The Merger Agreement also contains certain termination rights for both the Company and Parent.
A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1	Agreement and Plan of Merger, dated as of February 21, 2008, by and among The Princeton Review, Inc., TPR/TSI Merger Company, Inc., Alta Colleges, Inc. and Test Services, Inc.

99.1	Press release dated February 21, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: February 22, 2008	/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President

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